SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

June 8, 2016

Date of Report (Date of earliest event reported)

Zion Oil & Gas, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33228	20-0065053
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12655 North Central Expressway, Suite 1000, Dallas, TX 75243

(Address of Principal Executive Offices)

214-221-4610

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 6, 2016, Zion Oil & Gas, Inc. (the “Company”) held its 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting") at the Dan Caesarea Hotel in Caesarea, Israel. As of April 11, 2016, the record date for the 2016 Annual Meeting, there were 38,862,963 shares of common stock issued and outstanding. A quorum of common stockholders, present in person or by proxy, representing 68.6% shares of common stock was present at the 2016 Annual Meeting. The final voting results of the 2016 Annual Meeting are set forth below.

1.	Proposal to elect Class II Directors to serve until the 2019 Annual Meeting of Stockholders.

The Company’s common stockholders elected each of the Company’s four nominees for Class II Directors to serve a term of three years to expire at the 2019 Annual Meeting of stockholders or until their respective successors are duly elected and qualified, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Justin W. Furnace	6,347,017	320,664	19,996,443
Martin M. van Brauman	6,420,453	247,228	19,996,443
Gene Scammahorn	6,400,543	267,138	19,996,443
Dustin L. Guinn	6,404,779	262,902	19,996,443

2.	Proposal to ratify the appointment of MaloneBailey, LLP. as the Company's auditors for the year ending December 31, 2016.

The Company’s common stockholders ratified the appointment of MaloneBailey, LLP. , as the Company's auditors for the year ending December 31, 2016, as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,690,865	119,565	335,713	0

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 8, 2016

Zion Oil and Gas, Inc.

By:	/s/ Victor G. Carrillo
Victor G. Carrillo
Chief Executive Officer

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